SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K



                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



    Date of report (Date of earliest event reported)    August 17, 1998
                                                        ---------------



                               UNOCAL CORPORATION
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             (Exact name of registrant as specified in its charter)



                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)



    1-8483                                   95-3825062
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(Commission File Number)                (I.R.S. Employer Identification No.)



2141 Rosecrans Avenue, Suite 4000, El Segundo, California         90245
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(Address of Principal Executive Offices)                       (Zip Code)



                                 (310) 726-7600
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              (Registrant's Telephone Number, Including Area Code)

ITEM 5.           OTHER EVENTS.


On August 17, 1998, Unocal Corporation announced the discovery of a potentially significant new oil and gas field in the deepwater Kutei Basin area offshore East Kalimantan, Indonesia.

The first exploration well drilled on the Seno prospect, West Seno No. 2, is located on the Makassar Strait production-sharing contract (PSC) area. The West Seno No. 2 well was drilled to a true vertical depth subsea (TVDS) of 8,770 feet in 2,800 feet of water.

The well encountered 172 feet of vertical oil pay in two zones between 7,300 feet and 8,600 feet TVDS. The first of two planned drillstem tests (DST) flowed 2,900 barrels of 37-degree API gravity oil per day and 3.1 million cubic feet of gas per day on a 28/64-inch choke from an interval between 8,275 feet and 8,395 feet TVDS. Flowing tubing pressure was 2,170 pounds per square inch. Mechanical conditions prevented a high rate test to measure the full potential of the well.

The second DST will be performed this week before preparing to drill the West Seno No. 1 sidetrack well from the current location to further appraise the reservoir. Following completion of that well, additional delineation drilling is planned for the Seno area. The extent and commerciality of the Seno resource will be determined after sufficient appraisal drilling is completed.

Unocal Indonesia Company is operator of the Makassar Strait PSC and has a 50-percent working interest. Mobil Makassar, Inc., holds the remaining 50-percent. Under the terms of the PSC, Unocal and Mobil, as contractors to Pertamina, the Indonesian national oil company, are entitled to varying shares of the oil and gas produced from commercial discoveries.

Unocal will focus now on confirming the commerciality of the discovery and begin planning for rapid development utilizing a tension-leg platform concept.

The Seno prospect is approximately 13 miles northeast of the Merah Besar field where Unocal recorded its first deepwater Indonesia oil and gas discovery last year. Unocal is presently preparing a development plan for that field. The Merah Besar field is located on the East Kalimantan PSC (Unocal, 100% working interest) and the Makassar Strait PSC.

Forward-looking statements about future exploration activities and projected results set forth above are based on assumptions concerning geology, regulatory actions, economic, market conditions, operational concerns and other considerations. Actual results could differ materially.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                         UNOCAL CORPORATION
                                            (Registrant)


Date:  August 17, 1998                    By:  /s/  JOE D. CECIL
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                                              Joe D. Cecil
                                              Vice President and Comptroller